As filed with the U.S. Securities and Exchange Commission on May 13, 2025

Registration No. 333-287136

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HCW BIOLOGICS INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	82-5024477
(State or Other Jurisdiction of Incorporation or Organization)	Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification Number)

2929 N Commerce Parkway

Miramar, FL 33025

(954) 842-2024

Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices

Hing C. Wong, Ph.D.

Chief Executive Officer

HCW Biologics Inc.

2929 N Commerce Parkway

Miramar, FL 33025

(954) 842-2024

Name, Address Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service

With a copy to:

James Groth Clark Hill PLC 130 E. Randolph St., Ste. 3900 Chicago, IL 60601 (312) 985-5900	Randolf Katz Clark Hill PLC 555 S. Flower St., 24 Floor Los Angeles, CA 90071 (213) 891-9100

Barry I. Grossman, Esq.

Matthew Bernstein, Esq.

Justin Grossman, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Tel: (212) 370-1300

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑

		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

EXPLANATORY NOTE

HCW Biologics Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-287136) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

Item 16. Exhibits.

EXHIBIT INDEX

		Incorporated by reference				Filed or furnished herewith
Exhibit No.	Exhibit title	Form	File No.	Exhibit No.	Filing date

1.1	Form of Placement Agency Agreement*

3.1	Amended and Restated Certificate of Incorporation*	8-K	001-40591	3.1	07/26/2021

3.1a	Certificate of Amendment of Certificate of Incorporation, filed March 31, 2025.*	8-K	001-40591	3.1a	04/01/2025

3.1b	Certificate of Correction of the Certificate of Amendment of Certificate of Incorporation, filed April 1, 2025.*	8-K	001-40591	3.1b	04/01/2025

3.2	Amended and Restated Bylaws*	8-K	001-40591	3.2	07/26/2021

4.1	Specimen Stock Certificate*	S-1/A	333-256510	4.1	07/09/2021

4.2	Description of Securities*	10-K	001-40591	4.2	03/29/2022

4.3	Form of Common Stock Purchase Warrant between the Company and Holder*	8-K	001-40591	4.1	11/20/2024

4.4	Form of Pre-Funded Common Stock Purchase Warrant between the Company and Holder*	8-K	001-40591	4.2	11/20/2024

4.5	Form of Pre-Funded Common Stock Purchase Warrant*

4.6	Form of Common Stock Purchase Warrant*

4.7	Form of Warrant Agency Agreement*

5.1	Opinion of Clark Hill PLC					X

10.1	Form of Indemnification Agreement between HCW Biologics Inc. and each of its officers and directors.*	S-1/A	333-256510	10.1	07/09/2021

10.2+	2019 Equity Incentive Plan, as amended, and forms of agreement thereunder.*	S-1	333-256510	10.2	07/09/2021

10.3+	First Amendment to 2019 Equity Incentive Plan.*	S-1	333-256510	10.3	07/09/2021

10.4+	2021 Equity Incentive Plan and forms of agreement thereunder*	S-1	333-256510	10.4	07/09/2021

10.5+	Employment Agreement, dated July 6, 2021, between Peter Rhode and HCW Biologics Inc.*	S-1	333-256510	10.6	07/09/2021

10.6+	Employment Agreement, dated October 9, 2019, between Rebecca Byam and HCW Biologics Inc.	S-1	333-256510	10.7	07/09/2021

		Incorporated by reference				Filed or furnished herewith
Exhibit No.	Exhibit title	Form	File No.	Exhibit No.	Filing date

10.7+	Non-Employee Director Compensation Policy.*	S-1	333-256510	10.8	07/09/2021

10.8+	Employment Agreement, dated June 18, 2021, between Dr. Hing C. Wong and HCW Biologics Inc.*	S-1	333-256510	10.13	07/09/2021

10.9+	Executive Incentive Bonus Plan*	S-1	333-256510	10.11	07/09/2021

10.10†	Exclusive License Agreement, dated December 24, 2020, between HCW Biologics Inc. and Wugen, Inc.*	S-1	333-256510	10.10	07/09/2021

10.11†	Master Services Agreement, dated March 14, 2019, between HCW Biologics Inc. and EirGenix, Inc.*	S-1	333-256510	10.12	07/09/2021

10.12†#	Purchase and Sale Agreement, by and between HCW Biologics Inc. and Wai 3300 Corporate Way, LLC, dated May 27, 2022*	10-Q	001-40591	10.1	08/12/2022

10.13	Capital on Demand Sales Agreement, dated August 19, 2022, by and between HCW Biologics Inc. and Jones Trading Institutional Services LLC*	S-3	333-266991	1.2	08/19/2022

10.14	Loan Agreement by and between HCW Biologics Inc. and Cogent Bank, dated August 15, 2022*	10-Q	001-40591	10.1	11/07/2022

10.15	Mortgage and Security Agreement by and between HCW Biologics Inc. and Cogent Bank, dated August 15, 2022*	10-Q	001-40591	10.2	11/07/2022

10.16	Form of Subscription Agreement, dated February 20, 2024, by and between the Company and the Subscribers party thereto*	8-K	001-40591	10.1	02/22/2024

10.17*†#	Form of Senior Secured Note Purchase Agreement, dated March 28, 2024, by and between the Company and the Purchaser party thereto*	10-K	001-40591	10.17	04/01/2024

10.18*†#	Form of Senior Secured Promissory Note, dated March 28, 2024, by and between the Company and the Holder party thereof*	10-K	001-40591	10.18	04/01/2024

10.19*†#	Form of Pledge Agreement, dated March 28, 2024, by and between the Company, Escrow Agent and Noteholder party thereto*	10-K	001-40591	10.19	04/01/2024

10.20*†#	Form of Escrow Agreement, dated March 28, 2024, by and between the Company, Escrow Agent and Noteholder party thereto*	10-K	001-40591	10.20	04/01/2024

10.21	Senior Secured Note Purchase Agreement, dated March 28, 2024, by and between the Company and the Purchaser party thereto*	10-Q	001-40591	10.1	05/15/2024

		Incorporated by reference				Filed or furnished herewith
Exhibit No.	Exhibit title	Form	File No.	Exhibit No.	Filing date

10.22	Form of Subscription Agreement, dated February 20, 2024, by and between the Company and the Subscribers party thereto*	10-Q	001-40591	10.5	05/15/2024

10.23	Form of Amended and Restated Senior Secured Note Purchase Agreement, dated July 2, 2024, by and between the Company and the Purchaser party thereto*	10-Q	001-40591	10.1	08/14/2024

10.24	Form of Senior Secured Promissory Note by and between the Company and the Holder party thereof*	10-Q	001-40591	10.2	08/14/2024

10.25	Form of Amended and Restated Pledge Agreement, dated July 2, 2024, by and among the Company, Escrow Agent and Noteholder parties thereto*	10-Q	001-40591	10.3	08/14/2024

10.26	Form of Escrow Agreement, dated July 2, 2024, by and among the Company, Escrow Agent and Noteholder parties thereto*	10-Q	001-40591	10.4	08/14/2024

10.27	Form of First Amendment to the Amended and Restated Senior Secured Note Purchase Agreement, dated September 30, 2024, by and between the Company and Purchaser parties thereto*	10-Q	001-40591	10.5	11/14/2024

10.28	Settlement Agreement and Release, dated July 13, 2024, by and between the Company and Altor BioScience, LLC, NantCell, Inc., and ImmunityBio, Inc.*	10-Q	001-40591	10.6	11/14/2024

10.29	Placement Agency Agreement, dated November 18, 2024, between the Company and Maxim Group LLC.*	8-K	001-40591	4.1	11/20/2024

10.30	Securities Purchase Agreement, dated November 18, 2024, between the Company and Purchaser*	8-K	001-40591	4.1	11/20/2024

10.31	Equity Purchase Agreement, dated February 20, 2025, between the Company and Square Gate Master Fund—Series 4.*	8-K	001-40591	10.1	02/21/2025

10.32	Registration Rights Agreement, dated February 20, 2025, between the Company and Square Gate Master Fund—Series 4.*	8-K	001-40591	10.2	02/21/2025

10.33	Second Amendment to Amended and Restated Senior Secured Note Purchase Agreement and Related Agreements dated as of May 1, 2025.

10.34	Form of Unsecured Convertible Promissory Note dated May 5, 2025 by and between the Company and the Holder party thereto.*

		Incorporated by reference				Filed or furnished herewith
Exhibit No.	Exhibit title	Form	File No.	Exhibit No.	Filing date

10.35	Form of Securities Purchase Agreement*

10.36	Form of Lock-Up Agreement*

23.1a	Consent of Independent Registered Public Accounting Firm (Grant Thornton, Predecessor)*

23.1b	Consent of Independent Registered Public Accounting Firm (Crowe Successor)*

23.2	Opinion of Clark Hill PLC (included in Exhibit 5.1)					X

97.1	HCW Biologics Inc. Compensation Recovery Policy*	10-K	001-40591	97.1	04/01/2024

99.1	Audit Committee Charter of the Registrant*

99.2	Compensation Committee Charter of the Registrant*

99.3	HCW Biologics Inc. Related Party Transaction Policy*

107	Filing Fees*

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, in the city of Miramar, State of Florida, on May 13, 2025.

HCW BIOLOGICS INC.

By:	/s/ Hing C. Wong
Name:	Hing C. Wong
Title:	Founder & Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

Signature	Title	Date

/s/ Scott T. Garrett Scott T. Garrett	Chairman of the Board of Directors	May 13, 2025

/s/ Rebecca Byam Rebecca Byam	Chief Financial Officer	May 13, 2025

/s/ Hing C. Wong Hing C. Wong	Chief Executive Officer	May 13, 2025

/s/ Rick S. Greene Rick S. Greene	Director	May 13, 2025

/s/ Lisa M. Giles Lisa M. Giles	Director	May 13, 2025

/s/ Gary M. Winer Gary M. Winer	Director	May 13, 2025

By:	/s/ Hing C. Wong
Hing C. Wong, Attorney-in-Fact